Exhibit 99.1

Datavault AI Enters into Definitive Agreement to Acquire NYIAX, Combining AI-Driven Data Monetization with Institutional-Grade Market Infrastructure

Pending acquisition will integrate NYIAX’s blockchain-enabled exchange platform built on globally recognized financial market technology and jointly owned patents to power next-generation digital marketplaces.

PHILADELPHIA, PA / ACCESS Newswire / March 19, 2026 / Datavault AI Inc. ("Datavault AI" or the "Company") (DVLT), a provider of data monetization, credentialing, digital engagement, and real-world asset (“RWA”) tokenization technologies, today announced the signing of a Definitive Agreement to acquire NYIAX Inc. (“NYIAX”).

The acquisition will bring NYIAX’s intellectual property portfolio and blockchain-powered trading platform built on a globally recognized financial market infrastructure platform into Datavault AI’s organization. The combined company is expected to make institutional-grade, transparent trading infrastructure available to customers and accelerate the planned commercial launches of specialized exchanges.

The transaction builds upon an October 2025 letter of intent between Datavault AI and NYIAX, as well as prior multi-year commercial and intellectual property licensing agreements, including Datavault AI’s patented ADIO® ultrasonic technology, and a strategic technology alliance between the companies.

Through this acquisition, NYIAX’s capabilities and IP, in combination with patented Datavault AI technologies, will power the Company’s Information Data Exchange®.

Additionally, with the future integration of NYIAX’s exchange, which utilizes trusted, institutional-grade financial market infrastructure technology and jointly owned patents, the company will deliver high-performance matching engines, automated smart contracts, real-time AI valuation, and regulatory-compliant liquidity mechanisms across data and digital assets.

“This acquisition marks a transformative milestone for Datavault AI, uniting our AI expertise and patented data technologies with NYIAX’s proven exchange infrastructure,” said Nathaniel Bradley, CEO of Datavault AI.

“In a market where traditional finance is rapidly converging with digital assets, we are bridging financial-market precision with next-generation AI, privacy-first, and Web 3.0 solutions. The combined platform will redefine data monetization for our mutual clients, delivering secure, scalable trading for information assets, advertising, critical elements, political inventory, and athlete name, image and likeness rights while creating new revenue opportunities across industries.”

Planned Exchange Ecosystem

The combined company is anticipated to support the following launches:

•	Information Data Exchange® - Datavault AI’s flagship patented marketplace for secure, privacy-preserving tokenization, valuation, and trading of corporate data, experiential media, digital twins, and RWAs using Datavault AI’s proprietary DataScore®, DataValue®, and Data Vault® AI agents.

•	International Elements Exchange - A global platform designed for tokenizing and trading critical materials, commodities, research assets, and industrial elements as RWAs with full transparency and liquidity.

•	American Political Exchange - A compliant marketplace enabling transparent trading of political data, advertising inventory, and related information assets.

•	Sports-Centered NIL Exchange - As previously announced on January 28, 2026, Datavault AI and Sports Illustrated entered into an agreement to explore a potential collaboration for the development of a digital asset exchange enabling athletes to securely monetize and trade name, image, and likeness (“NIL”) rights, fan engagement assets, advertising, and related digital collectibles.

•	NYIAX Advertising Exchange - A next-generation marketplace enabling media companies and advertisers to buy and sell guaranteed advertising inventory through a transparent, technology-driven marketplace. Built on financial-market principles and blockchain-based contract technology, NYIAX transforms traditional media transactions into standardized, tradable contracts bringing greater liquidity, trust, transparency, price discovery, and operational efficiency to the global advertising marketplace.

Teri Gallo, CEO of NYIAX, added: “This acquisition reflects a simple but powerful idea: markets historically built on bilateral transactions can evolve into transparent, efficient exchanges. Advertising was NYIAX’s first proof point, but the broader opportunity across this trillion-dollar global market now being reshaped by data and AI is immense and underscores the strength of our combined platform.

Together with Datavault AI, we are building the infrastructure for a new generation of digital marketplaces where future rights, data, and digital assets can be valued, traded, and monetized with greater transparency, trust, and liquidity across the sectors we serve.

This transaction builds on the partnership we established with Datavault AI in March 2025 and reflects the strong alignment between our teams, technologies, and vision. We are eager to join the Datavault AI organization to accelerate the development of technology and IP designed to power the next era of global digital markets.”

About NYIAX

NYIAX operates a global, proprietary, blockchain-based trading platform for the transparent, automated trading of contracts and data across asset classes. The platform is built on jointly owned intellectual property underpinning exchange-grade infrastructure, including U.S. Patent Nos. 10,607,291 and 11,410,236  titled “Systems and Methods for Electronic Continuous Trading of Variant Inventories.”  Through the recent acquisition of Collective Audience, NYIAX provides a broad range of advertising solutions across consumer and B2B markets, including strategic advisory and full-service agency offerings. For more information, visit www.nyiax.com.

About Datavault AI Inc.

Datavault AI TM (Nasdaq:DVLT) is leading the way in AI driven data experiences, valuation and monetization of assets in the Web 3.0 environment. The Company's cloud-based platform provides comprehensive solutions with a collaborative focus in its Acoustic Sciences and Data Sciences divisions. Datavault AI's Acoustic Sciences division features WiSA®, ADIO® and Sumerian® patented technologies and industry-first foundational spatial and multichannel wireless, high-definition sound transmission technologies with intellectual property covering audio timing, synchronization and multi-channel interference cancellation. The Data Science Division leverages the power of Web 3.0 and high-performance computing to provide solutions for experiential data perception, valuation and secure monetization. Datavault AI's cloud-based platform provides comprehensive solutions serving multiple industries, including high-performance computing software licensing for sports & entertainment, events & venues, biotech, education, fintech, real estate, healthcare, energy and more. The Information Data Exchange® enables Digital Twins, licensing of name, image and likeness by securely attaching physical real-world objects to immutable metadata objects, fostering responsible AI with integrity. Datavault AI's technology suite is completely customizable and offers AI and machine learning automation, third-party integration, detailed analytics and data, marketing automation and advertising monitoring. The Company is headquartered in Philadelphia, PA. Learn more about Datavault AI at www.dvlt.ai.

Forward-Looking Statements

This press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws) about Datavault AI Inc. ("Datavault AI," the "Company," "us," "our," or "we") and our industry that involve risks and uncertainties.

In some cases, you can identify forward-looking statements because they contain words, such as "may," "might," "will," "shall," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "goal," "objective," "seeks," "likely" or "continue" or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. The absence of these words does not mean that a statement is not forward-looking.

Such forward-looking statements, including, but not limited to, statements regarding future events, the anticipated timing of the closing of the acquisition of NYIAX and whether such transaction will be consummated at all, the expected operational, technical and commercial outcomes of the Company's commercial strategy, including the potential launch of products and tools in 2026 as a result of our acquisition of NYIAX, projections of future market growth and adoption of digital technologies in the global NIL and athlete monetization markets, the potential for Datavault AI to successfully deploy its technologies and gain market share in such markets, the potential for Datavault AI to anticipate market trends, exploit business opportunities and create value for athletes, agencies, brands and investors, and the projected direction and market impacts of regulatory changes with respect to digital assets, are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain.

Readers are cautioned not to place undue reliance on these and other forward-looking statements contained herein.

Actual results may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties including, but not limited to, the following: the risk that the conditions to the closing of the NYIAX acquisition will not be satisfied or waived, and that the transaction will not close at all; risks related to our ability to deploy our technologies and gain market share in the global NIL and athlete monetization markets; the risk that Datavault AI will incorrectly anticipate market trends and/or fail to successfully exploit business opportunities; the risk that regulatory changes with respect to digital assets may negatively impact the markets in which Datavault AI operates, or fail to drive revenue growth to anticipated levels; changes in market demand for Datavault AI's services and products; changes in economic, market, or regulatory conditions; risks relating to evolving regulatory frameworks applicable to tokenized assets; risks associated with technological development and integration; and other risks and uncertainties as more fully described in Datavault AI's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025 and other filings that Datavault AI makes from time to time with the SEC, which are available on the SEC's website at www.sec.gov, and could cause actual results to vary from expectations.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Datavault AI undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Datavault AI may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on such forward-looking statements. Datavault AI's forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments it may make.

Investor Contact +

Edward Barger

VP, Investor Relations

ebarger@dvlt.ai

Media Contact

Allan Wallace

marketing@dvlt.ai